As filed with the Securities and Exchange Commission on July 26,1994
                                           Registration No. 33-



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________


                ADVANCED TECHNOLOGY LABORATORIES, INC.
        (Exact name of Registrant as specified in its charter)

             Delaware                          91-1353386
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)


                     22100 Bothell-Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
     (Address of principal executive offices, including zip code)



              1992 NONOFFICER EMPLOYEE STOCK OPTION PLAN

     AMENDED 1992 OPTION, STOCK APPRECIATION RIGHT, RESTRICTED
             STOCK, STOCK GRANT AND PERFORMANCE UNIT PLAN


                       (Full title of the plans)

                         W. BRINTON YORKS, Jr.
             Vice President, General Counsel and Secretary
                ADVANCED TECHNOLOGY LABORATORIES, INC.
                     22100 Bothell-Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
                            (206) 487-7000

     (Name, address and telephone number, including area code, of agent for service)

                        ______________________
                               Copy to:

                         EVELYN SROUFE, ESQ.
                            PERKINS COIE
                    1201 Third Avenue, 40th Floor
                   Seattle, Washington  98101-3099
                        ______________________



                             Page 1 of 39

                      Exhibit Index is on page 6
1
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                    CALCULATION OF REGISTRATION FEE

Title of      Number to    Proposed        Proposed      Amount
Securities        Be        Maximum        Maximum         of
to Be         Registered   Offering       Aggregate     Registra-
Registered                Price Per        Offering     tion Fee
                           Share(1)        Price(1)

Common         550,000(2)   $13.88        $7,634,000    $2,632.43
Stock, par
value $.01
per Share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share is estimated to be $13.88 based on the average of the bid and asked prices for the Common Stock in the over-the-counter market on July 25, 1994 as reported on the NASDAQ National Market.

(2) Of this number, 100,000 are being registered for issuance pursuant to the 1992 Nonofficer Employee Stock Option Plan, and 450,000 are being registered for issuance pursuant to the Amended 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
2

                                PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 filed on March 3, 1994, which contains audited financial statements for the most recent year for which such statements have been filed;

          (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 (Registration No. 0-15160) filed with the Commission on December 31, 1986 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article XI of the Registrant's By-Laws requires indemnification to the fullest extent permitted under applicable law. Subsection 11.1 provides a right to indemnification for all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person who is or was involved or is threatened to be made so involved in any threatened, pending or completed proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article Sixth of the Registrant's Restated Certificate of Incorporation provides that the personal liability of each director of the Registrant to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director is limited to the fullest extent permitted by the Delaware General Corporation Law.

     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

Item 8.  EXHIBITS

Exhibit
Number                   Description

5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

23.1      Consent of KPMG Peat Marwick

23.2      Consent of Perkins Coie (included in
          opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)

99.1      1992 Nonofficer Employee Stock Option Plan

99.2      Amended 1992 Option, Stock Appreciation
          Right, Restricted Stock, Stock Grant and
          Performance Unit Plan

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on July 22, 1994.

                           ADVANCED TECHNOLOGY LABORATORIES, INC.

                           By /s/ W. Brinton Yorks, Jr.
                           W. Brinton Yorks, Jr., Vice President General
     																						Counsel and Secretary

                           POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes Dennis C. Fill,and W. Brinton Yorks Jr., and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 22, 1994.

           Signature            Title

       /s/Dennis C. Fill        Chairman of the Board, Chief
        Dennis C. Fill          Executive Officer

      /s/Harvey N. Gillis       Senior Vice President, Chief
       Harvey N. Gillis         Financial Officer and
                                Treasurer

      /s/David M. Perozek       President and Chief Operating
       David M. Perozek         Officer, Director

         /s/Edward Ray          President, Interspec. Inc., Director
          Edward Ray

      /s/Kirby L. Cramer        Director
        Kirby L. Cramer

  /s/Harvey Feigenbaum, M.D.    Director
    Harvey Feigenbaum, M.D.

      /s/Eugene A. Larson       Director
       Eugene A. Larson

       /s/John R. Miller        Director
        John R. Miller

     /s/Harry Woolf, Ph.D.      Director
      Harry Woolf, Ph.D.

    /s/Richard S. Totorica      Corporate Controller (Chief
      Richard S. Totorica       Accounting Officer)

5
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                           INDEX TO EXHIBITS

Exhibit                                               Sequentially
Number                   Description                    Numbered
                                                          Page

5.1       Opinion of Perkins Coie regarding legality        7
          of the Common Stock being registered

23.1      Consent of KPMG Peat Marwick                      8

23.2      Consent of Perkins Coie (included in              7
          opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)            5

99.1      1992 Nonemployee Director Stock Option Plan     9 - 21

99.2      Amended 1992 Option, Stock Appreciation        22 - 37
          Right, Restricted Stock, Stock Grant and
          Performance Unit Plan

 6
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